SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


             Date of Report (Date of earliest event reported) June 19, 1996

                Paine Webber Income Properties Three Limited  Partnership
             (Exact name of registrant as specified in its charter)

     Delaware                       0-10979                  13-3038189
(State or other jurisdiction)    (Commission                 (IRS Employer
    of incorporation             File Number)               Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118


            (Former name or address, if changed since last report)

                                        FORM 8-K
                                     CURRENT REPORT

                PAINE WEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP

ITEM 2 - Disposition of Assets

   Camelot Apartments,  Fairfield, OH

   Disposition Date - June 19, 1996

On June 19, 1996, the Partnership's joint venture investee which owned the Camelot Apartments sold the operating investment property for $15,150,000. The existing mortgage loan balances of $4,160,314, the existing ground lease balance of $286,500 and closing costs of $393,804 were paid in conjunction with the sale. In addition, net operating income of $109,970 through the date of sale was credited to the buyer, and the venture paid property taxes owed through the date of sale totalling $155,602. The venture also placed $120,000 in escrow for unbilled operating expenses. The net proceeds from this sale totalled approximately $9.9 million, of which the co-venture partners were entitled to approximately $4 million under the terms of the joint venture agreement. Paine Webber Income Properties Three Limited Partnership received net sale proceeds of approximately $5.9 million.

Over the past several years, operations of the Camelot apartment complex have reflected the generally improving conditions in the real estate markets for multi-family residential properties across the country. Over the past twelve months, average monthly rental rates at Camelot had increased by approximately 5.8% to a level of $461 per apartment unit. Management believed that with the property performing favorably it was an appropriate time to market the property for sale. The Partnership started formally marketing the Camelot Apartments for sale in September 1995. After receiving significant interest from a number of parties, the joint venture successfully consummated the transaction described above. The Partnership's share of the net proceeds is expected to be distributed to the Limited Partners as a Special Distribution paid concurrently with the regular quarterly distribution on August 15, 1996.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements:  None

   (b)   Exhibits:

      (1) Agreement of Purchase and Sale between Camelot Associates (as Seller) and TGM Realty Corp. #5 (as Purchaser)
            Dated: April 24, 1996

      (2)   Amendment To Agreement of Purchase and Sale, Dated May 24, 1996.

      (3)   Second Amendment to Agreement of Purchase and Sale,
            Dated May 31, 1996

      (4)   Settlement Statement and Disbursement Schedule

                                    FORM 8-K

                                 CURRENT REPORT

                PAINE WEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             PAINE WEBBER INCOME PROPERTIES
                                THREE LIMITED PARTNERSHIP

                                      (Registrant)





                              By: /s/Walter V. Arnold
                                 Walter V. Arnold
                                 Senior Vice President and
                                 Chief Financial Officer







Date:  July 5, 1996

                             AGREEMENT OF PURCHASE

                                   AND SALE


                                    between


                              CAMELOT ASSOCIATES,
                          an Ohio limited partnership

                                  as Seller,

                                      and

                             TGM REALTY CORP. #5,
                            a Delaware corporation

                                 as Purchaser





                            CAMELOT EAST APARTMENTS
                                Fairfield, Ohio

ARTICLES:


                               TABLE OF CONTENTS

                                                                          Page

ARTICLES:

I     DEFINITIONS; RULES OF CONSTRUCTION...................................  1
      1.1   Definitions....................................................  1
      1.2   Rules of Construction..........................................  1

II    PURCHASE AND SALE; PAYMENT OF PURCHASE PRICE.........................  2
      2.1   Purchase and Sale..............................................  2
      2.2   Payment of Purchase Price......................................  2
      2.3   Study Period...................................................  2
            (a)   Term.....................................................  2
            (b)   Property Information.....................................  3
            (c)   Indemnity................................................  3
            (d)   Damages..................................................  3
            (e)   Tests....................................................  3
            (f)   Repair not a Condition...................................  4
            (g)   AS IS....................................................  4
            (h)   Title Examination........................................  5
      2.4   1031 Exchange..................................................  6

III   SELLER'S REPRESENTATIONS.............................................  7
      3.1   Organization and Power.........................................  7
      3.2   Authorization and Execution....................................  7
      3.3   Noncontravention...............................................  7
      3.4   Compliance with Existing Laws..................................  7
      3.5   Status of Rent Roll and Leases.................................  7
      3.6   Litigation.....................................................  8
      3.7   Bankruptcy.....................................................  8
      3.8   Brokerage Commission...........................................  8
      3.9   Seller's Work..................................................  8
      3.10  Lease Commissions..............................................  8
      3.11  Operating Agreements...........................................  9
      3.12  Tax Proceedings................................................  9
      3.13  FIRPTA.........................................................  9
      3.14  Condemnation...................................................  9
      3.15  Personal Property..............................................  9
      3.16  Hazardous Materials............................................ 10

IV    PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS................ 10
      4.1   Organization and Power......................................... 10
      4.2   Authorization and Execution.................................... 10
      4.3   Noncontravention............................................... 10
      4.4   Litigation..................................................... 11
      4.5   Bankruptcy..................................................... 11
      4.6   Brokerage Commission........................................... 11

V     CONDITIONS AND ADDITIONAL COVENANTS.................................. 11
      5.1   Seller's Deliveries............................................ 11
      5.2   Representations................................................ 11
      5.3   Condition of Improvements...................................... 12
      5.4   Ground Lease................................................... 12

VI    CLOSING.............................................................. 12
      6.1   Closing........................................................ 12
      6.2   Seller's Deliveries............................................ 12
      6.3   Purchaser's Deliveries......................................... 14
      6.4   Other Documentation............................................ 15
      6.5   Possession of the Property..................................... 15
      6.6   Closing Costs.................................................. 15
      6.7   Income and Expense Allocations................................. 15
      6.8   Lease Deposits and Fees........................................ 17
      6.9   Owner's Title Insurance........................................ 18

VII   CONDEMNATION; RISK OF LOSS........................................... 18

VIII  TERMINATION RIGHTS................................................... 20
      8.1   Termination by Purchaser....................................... 20
      8.2   Termination by Seller.......................................... 20

IX    ACKNOWLEDGMENTS OF PURCHASER......................................... 21

X     MISCELLANEOUS PROVISIONS............................................. 21
      10.1  Completeness; Modification..................................... 21
      10.2  Assignments.................................................... 21
      10.3  Successors and Assigns......................................... 21
      10.4  Days........................................................... 21
      10.5  Governing Law.................................................. 22
      10.6  Counterparts................................................... 22
      10.7  Severability................................................... 22
      10.8  Costs.......................................................... 22
      10.9  Notices........................................................ 22
      10.10 Incorporation by Reference..................................... 24
      10.11 Survival....................................................... 24
      10.12 No Partnership................................................. 24
      10.13 Time of Essence................................................ 24
      10.14 Confidentiality................................................ 24
      10.15 Successors and Assigns......................................... 24
      10.16 No Third Party Beneficiaries................................... 24
      10.17 Attorneys' Fees................................................ 25
      10.18 Further Assurances............................................. 25

XI    OPERATIONS PRIOR TO CLOSING.......................................... 25

XII   ESCROW............................................................... 27

                               List of Exhibits



      Exhibit A...-.....Land Description
      Exhibit B...-.....Operating  Agreements
      Exhibit C...-.....Property Information
      Exhibit D...-.....Rent Roll
      Exhibit E...-.....Tangible  Personal Property
      Exhibit F...-.....Limited  Warranty  Deed
      Exhibit G...-.....Bill of  Sale and Assignment
      Exhibit H...-.....Post-Closing  Adjustment Letter
      Exhibit I...-.....Tenant Notice Letter
      Exhibit J...-.....Certificate Regarding Representations
      Exhibit K...-.....FIRPTA

                        AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT, dated as of the 24th day of April, 1996, between CAMELOT ASSOCIATES, an Ohio limited partnership (the "Seller"), and TGM REALTY CORP. #5, a Delaware corporation (the "Purchaser"), provides:

I                                  ARTICLE I

                      DEFINITIONS; RULES OF CONSTRUCTION

      I.1...DefinitionsI1. Except where otherwise indicated, capitalized terms used in this Agreement shall have the indicated meanings set forth on Schedule 1 attached hereto and made a part hereof.

      I.2...Rules of ConstructionI2. The following rules shall apply to the construction and interpretation of this Agreement:

      ......(a)...Singular  words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

      ......(b)...All  references  herein  to  particular  articles,   sections,
subsections,   clauses,  schedules  or  exhibits  are  references  to  articles, sections, subsections, clauses, schedules or exhibits of this Agreement.

      ......(c)...The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

      ......(d)...The Seller and the Purchaser and their respective counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.


II                                ARTICLE II
                              PURCHASE AND SALE;
                           PAYMENT OF PURCHASE PRICE

      II.1..Purchase and SaleII1. The Seller agrees to sell and the Purchaser agrees to acquire the Property for the Purchase Price and in accordance with this Agreement. The Purchaser shall deliver the Earnest Money to the Escrow Agent by federal wire transfer no later than the end of business on the Business Day immediately after the day Purchaser receives by facsimile a fully executed counterpart of this Agreement.

      II.2..Payment of Purchase PriceII2. The Purchase Price shall be paid to the Seller, or in whole or in part to Seller's designee (including without limitation to a qualified intermediary pursuant to Section 2.4) in the following manner:

      ......(a)...The  Purchaser  shall receive a credit  against the balance of the Purchase Price due at Closing in an amount equal to the Deposit.

      ......(b)...The  Purchaser shall pay the balance of the Purchase Price, as adjusted in the manner specified in Article VI, to the Escrow Agent for disbursement to the Seller at Closing by making a wire transfer of immediately available federal funds to the account of the Escrow Agent at a bank or trust company located in the continental United States.

      II.3..Study PeriodII3.

      ......(a)...Terma.  The Purchaser  shall have the right,  until the end of the Study Period, upon reasonable notice and at reasonable times, to enter upon the Real Property (subject to the rights of tenants) and to perform, at the Purchaser's expense and without interference or interruption of such tenancies, such economic, engineering, topographic and marketing tests and studies as the Purchaser may deem reasonably appropriate and a "Phase I" environmental study (collectively, the "Tests"). If the results of the Tests warrant, in the Purchaser's sole and absolute discretion, then the Purchaser may elect to terminate this Agreement and shall so notify the Seller not later than the expiration of the Study Period. If the Purchaser does not timely notify the Seller of its election to terminate, the Purchaser shall be deemed to have waived any right to terminate this Agreement under this Section 2.3.

      If the Purchaser makes any objection to the condition of the Property, then, except as set forth in Section 2.3(h) hereof, the Seller shall have no obligation to remove or cure any objection and the Purchaser's only remedy hereunder shall be to terminate timely this Agreement and the Deposit shall be returned to the Purchaser in accordance with Section 8.1.

      ......(b)...Property  Informationb. The Purchaser acknowledges that it has received the Property Information set forth on Exhibit C annexed hereto. During the Study Period, the Seller shall cooperate with the Purchaser in its inspection of the Property, including but not limited to, furnishing to the Purchaser such information, materials and documents as the Purchaser may reasonably request and making Seller's accountant, managing agent of the Property and other key employees reasonably available to the Purchaser. If the Purchaser, in the Purchaser's sole judgment, shall find such inspection to be unsatisfactory for any reason whatsoever or for no reason, the Purchaser shall have the right, at its option, to be exercised not later than the expiration of the Study Period, to elect to terminate this Agreement, and, upon such election, the Deposit shall be immediately refunded to the Purchaser, and thereupon the parties hereto shall have no further liabilities one to the other except as set forth in (c) immediately below.

      ......(c)...IndemnitycIndemnity.  The Purchaser hereby assumes, and agrees to defend, indemnify and save the Seller harmless from and against, any claim, damage, liability, cost or expense (including reasonable attorneys' fees)
arising from acts or omissions of the Purchaser or from its agents', contractors' or employees' conduct in any way pertaining to any entry upon, or inspection of, the Property, including without limitation, the Tests, and including without limitation any such claim, damage, liability, cost or expense arising from any damage to or destruction of any property (including the Property) and any personal injury to or death of any persons (including agents, employees or contractors of the Purchaser). The Purchaser agrees to do no act that would encumber title to the Property.

      ......(d)...DamagesdDamages.  In addition to the indemnification  provided under the preceding subsection, any physical damage to the Property resulting from the Purchaser's entry onto the Property (including from any Tests) shall be repaired or corrected at the Purchaser's sole cost if the transaction contemplated by this Agreement does not close. If such transaction does not close, the Purchaser agrees to promptly restore the Property substantially to the condition that existed immediately prior to such tests. All Tests and any other inspections shall be done at the Purchaser's sole risk, cost and expense.

      ......(e)...Testse.  It shall be a condition  precedent  to any Tests that
(1) the Purchaser notifies the Seller in advance, (2) the Purchaser is accompanied by a representative of the Seller, who shall be made available to the Purchaser after reasonable notice to the Seller of the proposed inspection, and (3) such Test does not unreasonably interfere with the operation, management or leasing of the Property or the tenants pursuant to the Leases. Other than the "Phase I" inspection, no other environmental test or inspection of the Property shall be undertaken without the Seller's prior consent. In the event Purchaser terminates this Agreement pursuant to the terms of this Agreement, the Purchaser shall deliver to the Seller copies of the results of all Tests performed by third parties, including, but not limited to, environmental and engineering reports, surveys, and pest reports.

      ......(f)...Repair  not a Conditionf.  The Seller shall not be required to correct, remedy or cure any condition or characteristic of the Property, including but not limited to any title, structural, environmental or similar matter, that any of the Tests or other investigations may reveal as a condition to settlement or other performance hereunder or otherwise.

      ......(g)...AS ISg. THE PURCHASER  ACKNOWLEDGES AND AGREES THAT, EXCEPT AS
SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER "AS IS," "WITH ALL FAULTS," IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER THE SELLER NOR ANY AGENT OR EMPLOYEE OF THE SELLER (OR PURPORTED AGENT OR EMPLOYEE OF THE SELLER) HAS MADE (i) ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, THE LEASES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF), OR (ii) OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF). FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE PROPERTY INFORMATION PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING ANY OF THE PROPERTY) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO THE PROPERTY; AND THAT EXCEPT FOR REPRESENTATIONS MADE BY SELLER IN THIS AGREEMENT, THE PURCHASER IS RELYING ONLY UPON ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY.

      ......(h)...Title Examinationh. During the Study Period, the Purchaser, at
its expense, shall cause an examination of title to the Property (the "Title Commitment") to be made, and, prior to the expiration of the Study Period, shall notify in writing (the "Disapproval Notice") the Seller of any objections ("Objections") to title shown by such examination that the Purchaser is unwilling to accept. Within three days after such notification, the Seller shall notify the Purchaser in writing whether the Seller elects, in its sole and absolute discretion, to attempt to cure any or all such Objections. If the Seller elects to attempt to cure any of such Objections, the Seller shall act promptly to attempt to cure such Objections at its expense. If the Seller's notice to Purchaser states that Seller is unable or unwilling to cure any of such Objections by Closing, the Purchaser shall elect, within three (3) days after Purchaser's receipt of Seller's notice, to either (1) waive such Objections Seller was unwilling or unable to cure and proceed to Closing without any abatement in the Purchase Price or (2) terminate this Agreement under
Section 8.1.

      ......All title matters which are set forth in the Title  Commitment prior to the expiration of the Study Period and that are: (1) not objected to by the Purchaser as provided above or (2) objected to by the Purchaser, Seller is unwilling or unable to cure, and Purchaser fails to waive such objections, as provided above, shall be deemed "Permitted Title Exceptions." If Purchaser shall fail to examine title or timely notify the Seller of any such title objections as set forth in this subsection (h), all title exceptions in the Title Commitment shall be deemed Permitted Title Exceptions.

      ......In  the  event  that at  Closing  there  are any  post-Study  Period additional exceptions to title of which the Title Company has not provided Purchaser written notice prior to the expiration of the Study Period, then Purchaser shall have the right to elect to terminate this Agreement prior to Closing and upon such election, the Deposit shall be immediately refunded to Purchaser, and thereupon, the parties hereto shall have no further obligations one to the other under this Agreement. Notwithstanding anything in this subsection 2.3(h) to the contrary, Seller shall be obligated to cause to be removed from record at Seller's sole cost and expense, all exceptions which are not Permitted Title Exceptions, and (i) which are caused by, result from or arise out of a default by Seller of any of its obligations under this Agreement, including, but not limited to Seller's failure to pay real estate taxes or terminate the Ground Lease, and (ii) any lien, charge or encumbrance on the Property which secures a debt, including, but not limited to a mortgage or other security interest affecting the Property, a mechanic's lien, a materialman's lien or Seller's confession of any judgment which creates a lien against the Property. If Seller fails to remove any exception set forth in (i) or (ii) immediately above at Closing, Purchaser, may elect (at or prior to the Closing) to consummate the transaction provided for herein subject to any such exception as may exist as of the Closing with a credit against the balance of the Purchase Price payable at the Closing equal to (y) the sum necessary to remove such exception which can be satisfied by a liquidated amount, and (z) the reasonably estimated reduction in the fair market value of the Property resulting from such exception which cannot be satisfied by the payment of a liquidated amount. If Purchaser does not so elect prior to Closing, this Agreement shall terminate and the Earnest Money shall be promptly returned to Purchaser, and thereupon, this Agreement shall be terminated and the parties hereto shall be relieved of all further obligations and liability under this Agreement.

      II.4..1031 ExchangeII4. The Purchaser, at the request of the Seller, as provided in this Section 2.4, agrees to cooperate with the Seller so that the Seller may dispose of the Property in a transaction intended to qualify in whole or in part as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"). In order to implement such exchange, the Seller, may upon written notice to the Purchaser assign its rights, but not its obligations, under this Agreement to a third party designated by the Seller to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations). If the Seller so assigns its rights to the qualified intermediary and notifies the Purchaser of such assignment, then Purchaser agrees to pay a portion of the Purchase Price designated by Seller to Seller's designee. In no event, however, shall the Purchaser be required to incur any additional expense or liability (including without limitation any tax liability) as a result of such cooperation, exchange or assignment or as a result of the Seller's acquisition of any other property or properties (the "Exchange Property") nor shall the Purchaser have any liability if the Seller's disposition of the Property and/or acquisition of the Exchange Property fails to qualify under Code Section 1031 for any reason. In no event shall the Purchaser be required to take title to or convey any real or personal property other than the Property or to execute or to authorize any other person to execute on behalf of the Purchaser any agreement providing for said acquisition or conveyance. In connection with any cooperation by the Purchaser relating to the Seller's tax-deferred exchange, the Purchaser shall not be required to execute any note or other instrument providing for personal or other liability or to assume or undertake any indebtedness whatsoever or to acquire or take title to any real or personal property encumbered by or subject to any indebtedness whatsoever except as set forth in the other provisions of this Agreement with respect to the Property. The Seller shall indemnify the Purchaser from and against any expense, cost or liability, other than any professional fees incurred by the Purchaser, which the Purchaser is not obligated to incur, assume or pay pursuant to this paragraph, which indemnity obligation of the Seller to the Purchaser shall survive the Closing. This paragraph shall not be construed as permitting the Seller to assign or be discharged from any of its obligations under this Agreement. The Closing shall not be delayed because of any delay in the closing of the Exchange Property. In the event of any such delay, the conveyance of the Property to the Purchaser shall proceed to close in accordance with the other terms and provisions of this Agreement, and in such event the terms and provisions of this paragraph shall be of no further force or effect, except that the Seller shall continue to indemnify the Purchaser as aforesaid with respect to actions previously taken by the Seller and/or the Purchaser in order to attempt to implement a Code 1031 tax-deferred exchange.


III                               ARTICLE III
                           SELLER'S REPRESENTATIONS

      The Seller hereby makes the following representations to the Purchaser, which shall be true and correct as of the date hereof, and as of the Closing:

      III.1.Organization and PowerIII1. The Seller is a limited partnership duly formed and validly existing under the laws of the State of Ohio and has all partnership powers and authority to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Seller hereunder.

      III.2.Authorization and ExecutionIII2. This Agreement has been duly authorized by all necessary partnership action on the part of the Seller and has been duly executed and delivered by the Seller. No other party has any right to purchase the Property, or any part thereof.

      III.3.NoncontraventionIII3. The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement do not and will not contravene, or constitute a default under the Seller's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller, or result in the creation of any lien or other encumbrance on any asset of the Seller.

      III.4.Compliance with Existing LawsIII4. To the Seller's Knowledge, there is no alleged violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies.

      III.5.Status of Rent Roll and LeasesIII5.  To the Seller's Knowledge:

      ......(a)...Each of the Leases is assignable by the Seller.

      ......(b)...Except  as is otherwise indicated on the Rent Roll, the Seller has not received notice alleging a default by the Seller under the applicable Lease and no written notice alleging default has been sent to any such tenant by the Seller.

      ......(c)...Except  as assigned as  collateral  to the  Seller's  existing mortgagee, which shall be of no force or effect as of the Closing, the Seller has the sole right to collect the rent under the Leases.

      ......(d)...The Rent Roll is accurate as of its date.

      ......(e)...Except  as is otherwise indicated on the Rent Roll, no payment of rent more than 30 days in advance of the due date therefor has been made by a tenant under any Lease.

      III.6.LitigationIII6. There is no action, suit or proceeding pending or known to be threatened in writing against or affecting the Seller or any general partner of the Seller in any court, before any arbitrator or before or by any Governmental Body that (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, or (b) could materially adversely affect the ability of the Seller to perform its obligations hereunder or under any document to be delivered pursuant hereto.

      III.7.BankruptcyIII7. No Act of Bankruptcy has occurred with respect to the Seller or any general partner thereof.

      III.8.Brokerage CommissionIII8. Except with respect to the Broker, the Seller represents and warrants to the Purchaser that the Seller has not engaged the services of, nor has the Seller done or will it do anything that will cause it or the Purchaser to become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein. The Seller indemnifies the Purchaser for all loss, cost, claims and expense (including reasonable attorneys' fees) arising on account of any breach by the Seller of the foregoing representation and warranty. Such indemnification shall survive settlement hereunder or the termination hereof, as the case may be.

      III.9.Seller's WorkIII9. All work performed or materials furnished up to Closing for which Seller has been provided invoices and which are or may become a lien against the Property, including but not limited to all of Seller's work or other obligations as landlord to be performed pursuant to Leases, will be performed in all material respects and paid for before the Closing.

      III.10......Lease   CommissionsIII10.   All  existing  lease   commissions
incurred by Seller, including commissions with respect to renewals or extensions or other existing rental agreements affecting the Property, will be paid in full on or before the Closing. There are no lease commissions which are or may become payable subsequent to the Closing Date by Seller with respect to any Leases as a result of an exercised option by a tenant at the Property with respect to any renewal term or for an other reason whatsoever. There is no exclusive or continuing brokerage agreements as to the Property or any of the space at the Property.

      III.11......Operating  AgreementsIII11.  To the Seller's Knowledge, all of
the Operating Agreements which affect the property are set forth on Exhibit B annexed hereto. To the Seller's Knowledge, each of the Operating Agreements referred to on Exhibit B annexed hereto and as delivered to Purchaser pursuant to the provisions of Section 2.3(b) hereof are valid and in full force and effect, and, to the best of Seller's Knowledge, no party thereto is in default thereunder. Each of the Operating Agreements referred to on Exhibit B annexed hereto is terminable upon not more than thirty (30) days prior notice.

      III.12......Tax ProceedingsIII12.  To the Seller's knowledge, there are no real estate tax protests or proceedings affecting the Property.

      III.13......FIRPTA.III13  Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Code. In the event that Seller is a "foreign person", or in the event that Seller fails or refuses to deliver the "FIRPTA Certificate" (as such term is defined in Schedule 1 hereof), or in the event that Purchaser receives notice from any "transferor's agent" or "transferee's agent" (as such terms are defined in Section 1445(d) of the Code) or Purchaser has actual knowledge that, such certificate is false, Purchaser shall deduct and withhold from the Purchase Price, a tax equal to 10% thereof, as required by Section 1445 of the Code. In the event of any such withholding, the Closing hereunder shall not be otherwise affected, Purchaser shall remit such amount to and file the required form with the Internal Revenue Service, and Seller, in the event of any claimed over-withholding, (i) shall be limited solely to an action against the Internal Revenue Service for a refund, and (ii) hereby waives any right of action against Purchaser on account of such withholding.

      III.14......CondemnationIII14.  To  Seller's  Knowledge,  Seller  has  not
received any notice of any pending or threatened condemnation or similar proceeding or pending public improvements in or adjoining the Property which will in any manner affect the Property.

      III.15......Personal  PropertyIII15.  The  schedule of  Tangible  Personal
Property annexed hereto as Exhibit E contains a correct and complete list of Tangible Personal Property owned by Seller and located at or used in connection with the operation of the Property. All Tangible Personal Property is, and as of the Closing will be owned by Seller free from encumbrances or liens.

      III.16......Hazardous  Materials.III16 To Seller's Knowledge, the Property
does not contain any hazardous materials other than as set forth in the reports delivered by Seller to Purchaser pursuant to the provisions of Section 2.3(b) hereof.


IV                                ARTICLE IV
             PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      The Purchaser hereby makes the following representations to the Seller, which shall be true and correct as of the date hereof, and as of the Closing:

      IV.1..Organization and PowerIV1. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted. Purchaser has the power and authority to enter into this Agreement, and provided that the Purchaser does not elect to terminate this Agreement for any reason permitted under the terms of this Agreement, the Purchaser will have the right and authority to consummate the purchase of the Property from the Seller as contemplated by this Agreement and carry out the Purchaser's obligations under this Agreement, and all requisite action necessary to authorize the Purchaser to carry out the Purchaser's obligations hereunder shall have then been taken. The Seller acknowledges that the consent of the Public Employees Retirement System of Ohio is required for the Purchaser to consummate the Closing of the sale and purchase of the Property as contemplated by this Agreement, and the Purchaser represents that, unless Purchaser terminates this Agreement prior to the expiration of the Study Period, such consent shall be obtained by Purchaser, and such consent shall not be a condition to Closing after the expiration of the Study Period.

      IV.2..Authorization and ExecutionIV2. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser, constitutes the valid and binding agreement of the Purchaser and, subject to the provisions of Section 4.1 hereof, is enforceable against the Purchaser in accordance with its terms.

      IV.3..NoncontraventionIV3. The execution and delivery of and the performance by the Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of the Purchaser's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or result in the creation of any lien or other encumbrance on any asset of the Purchaser.

      IV.4..LitigationIV4. There is no action, suit or proceeding, pending or known to be threatened in writing, against or affecting the Purchaser in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, or (b) could adversely affect the ability of the Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

      IV.5..BankruptcyIV5. No Act of Bankruptcy has occurred with respect to the Purchaser.

      IV.6..Brokerage CommissionIV6. The Purchaser represents and warrants to the Seller that the Purchaser has not engaged the services of, nor has the Purchaser done or will it do anything that will cause it or the Seller to become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein, other than the Broker. The Purchaser indemnifies the Seller for all loss, cost, claims and expense (including reasonable attorneys' fees) arising on account of any breach by the Purchaser of the foregoing representation and warranty. Such indemnification shall survive settlement hereunder or the termination hereof, as the case may be.


V                                  ARTICLE V
                      CONDITIONS AND ADDITIONAL COVENANTS

      The Purchaser's obligations hereunder are subject to the satisfaction of the following conditions precedent:

      V.1...Seller's DeliveriesV1. The Purchaser, on or before the date of Closing, shall have received all of the documents and other information required under Section 6.2.

      V.2...RepresentationsV2. All of the Seller's representations made in this Agreement shall be true and correct in all material respects as of the Closing Date as if then made, and the Seller shall have executed and delivered to the Purchaser at Closing a certificate to the foregoing effect in the form annexed hereto as Exhibit J.

      V.3...Condition of ImprovementsV3. Subject to Article VII hereof, the Improvements and the Tangible Personal Property shall be in substantially the same condition and working order as obtained as of the earlier to occur of the
(i) expiration of the Study Period, and (ii) last day of the Purchaser's inspection of the Property, normal wear and tear and the effects of the Purchaser's acts and the Tests excepted.

      V.4...Ground LeaseV4. The Seller shall have caused the Ground Lease to be terminated and shall have obtained fee simple title to the Real Property.


VI                                ARTICLE VI
                                    CLOSING

      VI.1..ClosingVI1. Closing shall be held at the offices of Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, on the date which is 14 days after the end of the Study Period, commencing at 10:00 a.m. local time, or at such other place as the parties may mutually agree. The Property shall be conveyed to the Purchaser at Closing, subject only to Permitted Title Exceptions.

      VI.2..Seller's DeliveriesVI2.

      ......(a)...At  Closing,  the Seller shall deliver to Purchaser all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Seller and shall be dated as of the date of Closing:

                  (1)   The Deed.

                  (2)   The Bill of Sale and Assignment.

                  (3) Such customary affidavits as to mechanics' liens and parties in possession and other facts within the knowledge of Seller as may be reasonably (and without expense to the Seller) required by the Title Company to issue the Owner's Title Policy.

                  (4) The FIRPTA Certificate in the form annexed hereto as Exhibit K.

                  (5) A Post-Closing Adjustment Letter in the form of Exhibit H annexed hereto.

                  (6) A letter to each tenant of the Seller at the Property in the form of Exhibit I annexed hereto, which letter shall be delivered to the tenants by the Purchaser (the "Tenant Notice Letters").

                  (7) A rent roll for the Property in the form of the Rent Roll annexed hereto as Exhibit D, certified by Seller to be true and correct as of the Closing Date.

                  (8)  A  certificate   from  the  Seller  that  no  proceedings
      initiated by the Seller for the reduction of real or personal property taxes is on-going as of the Closing Date.

                  (9) A Closing Statement to be prepared and agreed upon by the Seller and the Purchaser.

                  (10)  A telephone transfer form.

            ......(11)..The certificate required by Section 5.2.

                  (12) All documentation necessary to transfer title to the Ford pickup truck described on Exhibit E annexed hereto.

                  (13) A  letter  from  Corson  &  Associates,  Inc.,  releasing
      Purchaser and its assignee, hereunder from all claims for brokerage commissions in connection with the transaction which is the subject of this Agreement in form and substance reasonably satisfactory to Purchaser and Seller.

                  (14) Any other document reasonably requested by the Purchaser or required hereby.

            (b)...With respect to each of the following, at Closing the Seller shall deliver or cause to be delivered to the Purchaser by leaving same at the managing agent's office at the Property, the following:

                  (1) All originals of the Leases, Operating Agreements, licenses and permits for the Property (or, if originals are not available, true and complete copies thereof certified by the Seller) in the Seller's possession or control.

                  (2) True and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by the Seller and relating to the Improvements and the Personal Property, or any part thereof, in the Seller's possession or control.

                  (3) Appropriate corporate resolutions of Third Income Properties, Inc. and Chelsea Moore Corporation, certified by an officer of such corporations evidencing authorization of (i) the execution on behalf of the Seller of this Agreement and the documents to be executed and delivered by the Seller prior to, at or otherwise in connection with Closing, and (ii) the performance by the Seller of its obligations hereunder and under such documents.

                  (4) All keys and combinations in the Seller's possession or control, if any, to all locks at the Property.

                  (5) All plans, specifications, mechanical, electrical and plumbing layouts, operating manuals, purchase orders (except as to items not yet invoiced or paid, which orders shall be retained by Seller), brochures, marketing materials, advertisements, tenant lease files, and other files and records in the possession of the Seller and its managing agent and utilized in connection with the operation and maintenance of the Land and Improvements except for Seller's bank records and general ledger which Seller shall retain. After the Closing for a period of one year or such additional time period as required by Purchaser's auditors, taxing or other authorities, Purchaser shall provide access, to Seller and Seller's auditors at reasonable times upon reasonable notice, to all retained files and records for audit, tax and similar purposes.

      VI.3 Purchaser's DeliveriesVI3. (a) At Closing, the Purchaser shall pay or deliver to the Seller the following:

                  (1)   The portion of the Purchase Price described in
      Section 2.2(b).

                  (2) A unanimous consent of the board of directors of the Purchaser authorizing (i) the execution on behalf of the Purchaser of this Agreement and the documents to be executed and delivered by the Purchaser at Closing and (ii) the performance by the Purchaser of its obligations hereunder and under such documents.

                  (3)   The Bill of Sale and Assignment.

            ......(4)...The Post-Closing Adjustment Letter.

            ......(5)...The Tenant Notice Letter.

                  (6) Any other document or instrument reasonably requested by the Seller or required hereby.

      VI.4 Other DocumentationVI4. At the Closing, the Seller and the Purchaser shall cause to be delivered to the Escrow Agent such other instruments and documents necessary to complete the Closing of the transaction which is the subject of this Agreement.

      VI.5 Possession of the Property.VI5 Possession of the Property, in accordance with this Agreement, shall be delivered to the Purchaser concurrent with Closing.


      VI.6 Closing CostsVI6. At the Closing, the Purchaser shall pay the premium for the Owner's Title Policy and any survey ordered by the Purchaser. At the Closing, the Seller shall pay all transfer taxes, stamp taxes, deed taxes or similar impositions payable in connection with the transaction which is the subject of this Agreement. The Seller shall pay all expenses charged by the Escrow Agent for sending wire transfers with respect to sums to be paid by the Seller pursuant to this Agreement and/or at the request of the Seller, and the Purchaser shall pay all expenses charged by the Escrow Agent for sending wire transfers with respect to sums to be paid by the Purchaser pursuant to this Agreement and/or at the request of the Purchaser. All other escrow and closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in the county in which the Property is located. Except as is otherwise provided in Article VIII, each party hereto shall pay its own expenses, including without limitation its legal fees, accounting fees and the fees of other professionals.

      VI.7 Income and Expense AllocationsVI7.

            (a)...At Closing, all income and expenses with respect to the Property, and applicable to the period of time before and after Closing, shall be allocated between the Seller and the Purchaser as of the close of business on the day immediately preceding the Closing (the "Proration Date"). Such adjustments shall be shown on the settlement statements (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Purchaser pursuant to Section 2.2(b). The following items of income and expense shall be allocated at Closing on the following basis and in the following manner:

                  (1) Rents, as and when collected. If as of the Proration Date there are rents owed by tenant(s) for the month in which the Closing occurs, then the first monies received from said tenant(s) shall be received on account of or in payment of such past due rents and (i) if the Purchaser receives said past due rents, the Seller's aforesaid share thereof shall be promptly remitted by the Purchaser to the Seller, and
      (ii) if the Seller receives such past due rents, the Purchaser's aforesaid share thereof shall be promptly remitted by the Seller to the Purchaser. With respect to any arrearages for periods prior to the month in which the Closing occurs, the Purchaser shall promptly pay such arrearages to the Seller as and when collected from the monies received from such tenant, provided such tenant is otherwise current in its rent. Notwithstanding the preceding sentence, with respect to such arrearages for months prior to the Closing, payment of the arrearage for up to one (1) month's rent for not more than ten (10) tenants, shall be promptly paid to the Seller upon receipt of rent from such tenants by Purchaser. With respect to rents for any period subsequent to the month in which the Closing occurs that may be received by the Seller, the Seller shall promptly remit such rents to the Purchaser.

                  (2) Real estate and personal property taxes, if any. If the Closing shall occur before the tax rate or assessment is fixed for the fiscal year in which the Closing occurs, then the apportionment of such real estate and personal property taxes at the Closing shall be based on the tax rate and assessment in effect on the Proration Date. Except as otherwise set forth in the immediately preceding sentence, if after the Closing, real estate taxes are payable with respect to any period prior to the Closing, then the Seller shall be obligated to pay such taxes.

                  (3) Incinerator Fee, determined on the same basis and in the same manner as real estate and personal property taxes.

                  (4) Tax and utility company deposits, if any, and if assignable and assigned.

                  (5) Water and sewer charges on the basis of the most recent bills available, but if there are water meters on the Property, the Seller, to the extent the same is obtainable, shall furnish a reading effective as of the Proration Date, or if not so obtainable, to a date not more than thirty (30) days prior to the Proration Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last reading. Upon the taking of a subsequent actual reading, such apportionment shall be readjusted and the Seller or the Purchaser, as the case may be, will promptly deliver to the other the amount determined to be so due upon such readjustment. If the Seller is unable to furnish such prior reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto and the Seller shall pay the proportionate charges due up to the date of Closing.

                  (6) Amounts paid or payable in respect of any Operating Agreements assigned to the Purchaser pursuant to the Bill of Sale and Assignment, including but not limited to, any up-front "bonus" payments made in consideration of entering into any Operating Agreement (which up-front "bonus" payments, if any, shall be prorated based upon the unexpired term of the Operating Agreement).

                  (7) Electricity, gas and steam, if any, prorated based upon the most current bills.

                  (8) Fuel, if any, based on a fuel company letter showing measurement no more than two (2) days prior to Closing and valued at current prices.

                  (9) If, at Closing, the Property or any part thereof shall have been affected by an assessment or assessments (other than real estate taxes adjusted pursuant to Section 6.7(a)(2) hereto or any water or sewer assessments adjusted pursuant to Section 6.7(a)(5) hereto) which are or may become payable in installments, then for purposes of this Agreement, all unpaid installments which are to become due and payable and to be liens upon the Property shall be paid and discharged by the Seller at or after Closing.

                  (10) Except as set forth in this Agreement, the customs of the county in which the Property is located shall govern prorations.

            (b)...The parties hereto shall endeavor to prepare a draft schedule of prorations no less than three (3) days prior to Closing.

            (c)...The provisions of this Section shall survive the Closing for a period of three (3) months.

      VI.8 Lease Deposits and FeesVI8. At Proration Date, the Seller shall transfer to the Purchaser (a) all security and other deposits and refundable fees with respect to the Leases and all interest required by law or by the Leases to be accrued or paid thereon, and (b) all of the Seller's right, title and interest in and to such deposits and fees owed by tenants under the Leases but not paid to the Seller.

      VI.9 Owner's Title InsuranceVI9. It shall be a condition to Purchaser's obligation to close that good and marketable fee simple title to the Real Property, subject only to Permitted Title Exceptions, shall be insurable as such by the Title Company at or below its regularly scheduled rates.

VII                               ARTICLE VII
                          CONDEMNATION; RISK OF LOSS

      VII.1 The risk of loss or damage to the Property by fire or other casualty until Closing shall be borne by the Seller and after Closing shall become borne by the Purchaser. In the event that damage, loss or destruction of the Property or any part thereof, by fire or other casualty, occurs prior to the Closing, the Seller shall promptly notify the Purchaser of such damage, loss or destruction.

      VII.2 If the Property is damaged by fire or other casualty, and the damage, loss or destruction shall cost less than $400,000 to repair, as mutually agreed upon by the Seller and the Purchaser, the Purchaser shall close the transaction which is the subject of this Agreement with a credit against the Purchase Price in an amount equal to the cost of repairing such damage as mutually agreed upon by the Seller and the Purchaser; provided, however, the Purchaser shall have the right to elect to terminate this Agreement if, as a result of such damage by fire or other casualty, the Property may not, as a matter of applicable law, be rebuilt substantially to the condition as it currently exists, and if the Purchaser so elects, the Deposit shall be promptly returned to the Purchaser, and thereupon this Agreement shall be terminated and the parties hereto shall be relieved of all further obligations and liability under this Agreement.

      VII.3 If the Property is damaged by fire or other casualty and the damage, loss or destruction shall cost $400,000 or more to repair, as mutually agreed upon by the Seller and the Purchaser, then the Seller shall, promptly after the Purchaser's request therefor, deliver to the Purchaser a copy of each of the applicable insurance policies covering such fire or other casualty, and the Purchaser shall, at its option, elect one of the following:

            7.3.1. To elect to terminate this Agreement, in which event, the Deposit shall be promptly returned to the Purchaser, and thereupon, this Agreement shall be terminated, and the parties hereto shall be relieved of all further obligations and liability under this Agreement; or

            7.3.2. To proceed with the Closing and receive (i) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of the Seller prior to the Closing under any applicable hazard or other insurance policy or policies in effect with respect to the Property, (ii) an assignment of the Seller's rights to any payments which may be payable subsequent to the Closing under any applicable hazard or other insurance policy or policies in effect with respect to the Property, (iii) an assignment of the Seller's rights to payments with respect to rents due subsequent to the Closing under any rental insurance policy or policies with respect to the Property, and (iv) a credit against the balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such hazard insurance policies; or

            7.3.3. To close the transaction which is the subject of this Agreement and receive a credit against the Purchase Price in an amount equal to $400,000.

If the Purchaser elects to exercise the option set forth in Section 7.3.2 hereof, then pending the Closing, the Purchaser, and not the Seller, shall alone have the right to (i) adjust, compromise and settle with the insurance company(s) with respect to the insurance policies, and (ii) settle, compromise and contest such award or proposed award relating to the Property, and the Seller agrees to cooperate with the Purchaser with respect to the collection of any payments or awards or rights to payments or awards so assigned to the Purchaser.

      VII.4 If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Land or Improvements, and the same is not dismissed beyond appeal on or before ten
(10) days prior to the date set forth in this Agreement for the closing, then the Seller shall promptly notify the Purchaser thereof and the Purchaser shall be entitled to terminate this Agreement in which event, the provisions of
Section 7.3.1 hereof shall be applicable.

      VII.5 If the Property is damaged by fire or other casualty prior to the Closing, the damage is in excess of $25,000 in the reasonable estimation of Seller and Purchaser, and the Purchaser is not notified by the Seller of such damage prior to the Closing, then to the extent that, subsequent to the Closing, the Purchaser notifies the Seller of such damage, the Seller shall, to the extent of the loss of value to the Improvements as a result thereof, (y) promptly deliver to the Purchaser a sum equal to the payments theretofore received by or on behalf of the Seller under any applicable insurance policy, and (z) assign to the Purchaser, the Seller's rights to any payments which may be payable under any applicable insurance policy and cooperate with the Purchaser in connection with any dealings between the Purchaser and any applicable insurance company in connection therewith. The provisions of this Section shall survive the Closing.


VIII                             ARTICLE VIII
                              TERMINATION RIGHTS

      VIII.1......Termination  by  PurchaserVIII1.   If  any  condition  to  the
Purchaser's obligations to close this transaction set forth herein cannot be or is not satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Purchaser to terminate this Agreement and its obligations hereunder, the Purchaser, at its option, may elect either (a) to terminate this Agreement, in which event the Deposit shall be promptly returned and all other rights and obligations of the Seller and the Purchaser hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing. Notwithstanding any termination hereof, the Seller shall nevertheless remain liable under Section 3.8 and Section 10.8, which shall survive and remain in full force and effect. If the Purchaser terminates this Agreement as a consequence of a breach of a covenant or a misrepresentation by the Seller, the Purchaser shall elect either (1) to sue for specific performance of this Agreement or (2) to promptly receive back the Deposit and sue for actual damages not to exceed an amount equal to the Deposit. In no event, however, shall the Seller be liable to the Purchaser for any punitive, speculative or other damages under, or as to, this Agreement and the Purchaser waives any right to claim, or commence an action for, any such damages.

      VIII.2......Termination by SellerVIII2. If the Closing does not occur as a result of the Purchaser's default in performing any of its obligations under this Agreement (including its obligation to purchase the Property), the Seller's sole remedy for such default shall be to terminate this Agreement and retain the Deposit. The Seller and the Purchaser agree that, in the event of such a default, the damages that the Seller would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, the Seller and the Purchaser agree that the Seller shall retain the Deposit as full and complete liquidated damages and as the Seller's sole remedy. Notwithstanding any such termination, the Purchaser's obligations under Section 2.3(c), Section 2.3(d),
Section 4.6 and Section 10.8 shall survive and remain in full force and effect.


IX                                ARTICLE IX
                         ACKNOWLEDGMENTS OF PURCHASER

      In entering into this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Seller or any agent, employee or other representative of the Seller or by any broker or any other person representing or purporting to represent the Seller, which are not expressly set forth herein.


X                                  ARTICLE X
                           MISCELLANEOUS PROVISIONS

      X.1 Completeness; ModificationX1. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

      X.2 AssignmentsX2. The Purchaser may not assign its rights hereunder without the consent of the Seller, which consent the Seller may withhold or condition in its sole and absolute discretion. Notwithstanding the foregoing, the Purchaser shall have the right to assign this Agreement to an entity which is wholly owned by the Purchaser or to any other entity which is wholly owned by the Public Employees Retirement System of Ohio. In the event of any such assignment, the Seller and the Purchaser each agree to execute documents in mutually satisfactory form and substance, that all surviving representations and warranties of the Seller hereunder shall be deemed to run in favor of, and be enforceable by said assignee as if it were the Purchaser hereunder and that all surviving representations and warranties of the Purchaser hereunder, if any, shall be assumed by Purchaser's assignee and deemed to run in favor of and be enforceable by the Seller. The provisions of this Section shall survive the Closing.

      X.3 Successors and AssignsX3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      X.4 DaysX4. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, (all other days, a "Business Day"), such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not Business Days.

      X.5 Governing LawX5. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio.

      X.6 CounterpartsX6. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof so long as each party signs at least one counterpart. All counterparts hereof shall collectively constitute a single agreement.

      X.7 SeverabilityX7. If any term, covenant or condition of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      X.8 CostsX8. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

      X.9 NoticesX9. All notices, requests, demands and other communications hereunder shall be in writing signed by the party giving the same or by its attorneys and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service), transmitted by facsimile or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when delivered as specified herein.

      For the Seller:...c/o PaineWebber Properties
            ............265 Franklin Street - 16th Floor
            ............Boston, MA  02110
            ............Attn:  Mr. Richard S. Coomber
            ............Fax:  (617) 345-8752

      with a copy to:...Chelsea Moore Company
            ............2300 Carew Tower
            ............441 Vine Street
            ............Cincinnati, OH  45202-2913
            ............Attn:  Mr. Alfred A. Moore
            ............Fax:  (513) 381-0775

      and a copy to:....Hunton & Williams
            ............Riverfront Plaza, East Tower
            ............951 East Byrd Street
            ............Richmond, VA  23219
            ............Attn:  Thomas S. Cantone, Esq.
            ............Fax:  (804) 788-8218
      For the
      Purchaser:........TGM Realty Corp. #5
            ............c/o TGM Associates L.P.
            ............650 Fifth Avenue, 28th Floor
            ............New York, NY  10019
            ............Attn:  Mr. Thomas Gochberg
            ............Fax: (212) 399-6310

      with a copy to:...Bachner, Tally, Polevoy & Misher LLP
            ............380 Madison Avenue
            ............New York, NY  10017-2590
            ............Attn:  Alan E. Linder, Esq.
            ............(212) 682-5729
      For the
      Escrow Agent:.....Chicago Title Insurance Company
            ............1211 Avenue of the Americas
            ............New York, NY 10036
            ............Attn: Asher Fried
            ............Fax: (212) 840-9424

Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section at least three days prior to the date such change or designation is to become effective.

      X.10 Incorporation by ReferenceX10. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

      X.11 SurvivalX11. Except as specified in the following sentence, none of the representations, warranties, covenants and agreements of the Seller and the Purchaser made in, or pursuant to, this Agreement shall survive Closing and each shall merge into the Deed or any other document or instrument executed and delivered in connection herewith. The preceding sentence notwithstanding, the provisions of Section 2.3(c), Section 2.3(d), Section 3.8, Section 4.6 and
Section 10.8 shall survive the Closing and remain in full force and effect.

      X.12 No PartnershipX12. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and purchaser specifically established hereby.

      X.13 Time of EssenceX13. Time is of the essence with respect to every provision hereof.

      X.14 ConfidentialityX14. The Purchaser hereby agrees that it shall use all commercially reasonable efforts to ensure that all information related to or obtained about the Property by Purchaser and its officers, employees, agents and contractors pursuant to this Agreement is kept confidential prior to Closing; provided, however, that Purchaser may reveal such information to prospective tenants, title companies, lenders, engineers, accountants, attorneys, brokers and the like and shall request that such information be kept confidential. Prior to the Closing the Purchaser shall not issue any press release or other information or give any publicity of any kind to the general public, related to or concerning this Agreement, the purposes thereof and/or the Property, without the prior written consent of the Seller. Any violation of this provision shall constitute a material breach of this Agreement.

      X.15 Successors and AssignsX15. This Agreement shall be binding on, and the benefits hereof shall inure to, the successors and assigns of the parties hereto.

      X.16 No Third Party BeneficiariesX16. The provisions of this Agreement are for the sole benefit of the parties to this Agreement and their successors and assigns and shall not give rise to any rights by or on behalf of anyone other than such parties.

      X.17 Attorneys' Fees.X17 In the event that any litigation arises under this Agreement,the prevailing party (which term shall mean the party which obtains substantially all of the relief sought by such party) shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees.

      X.18 Further Assurances.X18 The Seller will, whenever and as often as it shall be reasonably requested so to do by the Purchaser, and the Purchaser will, whenever and as often as it shall be reasonably requested so to do by the Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments, correction instruments and all other instruments and documents as may be reasonably necessary in order to complete the transaction which is the subject of this Agreement and to carry out the intent and purposes of this Agreement. All such instruments and documents shall be satisfactory to the respective attorneys for Purchaser and Seller. The provisions of this Section shall survive the Closing.


XI                                ARTICLE XI
                          OPERATIONS PRIOR TO CLOSING

      XI.1 The Seller agrees that between the date hereof and the Closing, the Seller shall:

            11.1.1 Continue to operate the Property in substantially the same manner as heretofore operated.

            11.1.2 Perform regular maintenance and replacements in accordance with commercially reasonable standards and perform repairs or replacements to any broken, defective or disfunctioning portions of the Property as the relevant condition occurs.

            11.1.3 Place any apartments now vacant or becoming vacant before the end of the Study Period, into rentable condition ready for occupancy (which condition shall mean painting and replacing carpet where and as appropriate).

            11.1.4 Not enter into any new Lease, nor amend, modify or terminate any existing Lease without having obtained the prior written consent of the Purchaser in each such instance, provided, however, that the Seller may (i) enter into new Leases and renew existing Leases for terms of not less than six (6) months and not more than thirteen (13) months upon market rents and upon commercially reasonable terms (as heretofore done) or (ii) terminate a Lease due to a tenant's default thereunder without Purchaser's consent.

            11.1.5 Not grant or transfer or permit the grant or transfer of any interest in the Property including any air and development rights unless required to do so under applicable law.

            11.1.6 Not apply any tenant's security to the discharge of such tenant's obligations unless such tenant has vacated such tenant's demised premises.

            11.1.7 Promptly advise the Purchaser of any litigation or governmental proceeding affecting the Property to which the Seller becomes a party.

            11.1.8 Not permit any alteration, modification or additions to the Property, except in the nature of ordinary maintenance and repair and except where required by an applicable governmental authority.

            11.1.9 Not create (or agree to create) any exception to or covenant, restriction, easement or other lien on or affecting the Property.

            11.1.10 Terminate, effective immediately prior to the Closing, all employees employed at or in connection with the Property, without cost or expense to the Purchaser, including but not limited to the Seller's managing agent.

            11.1.11 Not enter into any new Operating Agreement, nor amend, modify or terminate any existing Operating Agreement, unless in the ordinary course of business, and such new Operating Agreement is terminable upon not more than sixty (60) days notice without penalty.

            11.1.12 Pay all rent due pursuant to (i) that certain Sign Agreement between The Firestone Tire & Rubber Company and Chelsea Moore Company dated September 15, 1978 (the "Sign Lease"), and (ii) the Ground Lease, otherwise comply with each of the terms of the Sign Lease and the Ground Lease, and not voluntarily terminate the Sign Lease or the Ground Lease (except as otherwise set forth herein).

            11.1.13 Afford the Purchaser and its representatives access to the Property and to the Seller's books, records and files relating to the Property, at reasonable times, including but not limited to the date of the Closing.

            11.1.14 Pay, in the normal course of business, and, in any event, prior to Closing, sums due for work, materials or services furnished or otherwise incurred in the ownership and operation of the Property up to the Closing.

            11.1.15 Effective as of the Closing, terminate any litigation brought by the Seller against any tenant which is on-going as of such date, and not commence any action against any tenant after the closing for past due rents or otherwise.

      11.2 As a condition precedent to the Purchaser's obligations at Closing, the Seller shall have duly performed in all material respects, all covenants and other obligations to be performed by it under this Article XI.


XII                               ARTICLE XII
                                    ESCROW

      XII.1 The parties hereto have mutually requested that the Escrow Agent act as escrow agent for the purpose of holding the Deposit in accordance with the terms of this Agreement. The Deposit shall be held by the Escrow Agent until the earlier of (y) the Closing, or (z) such time as the Seller or the Purchaser may be entitled to the Deposit in accordance with this Agreement, at which time the Escrow Agent shall remit the Deposit to the party entitled thereto in accordance with this Agreement.

      XII.2 The Deposit shall be deposited by the Escrow Agent in an interest bearing account with Citibank, N.A.

      XII.3 The Deposit shall be released or delivered to the party entitled thereto pursuant to this Agreement with reasonable promptness after the Escrow Agent shall have received notice:

      (a) from the Seller and the Purchaser authorizing release of the Deposit, or

      (b)   of the occurrence of either of the following events:

            (i) the Closing, at which time the Deposit shall be paid to the Seller and applied to the Purchase Price;

            (ii) the receipt by the Escrow Agent of a written notice from either the Seller or the Purchaser stating that an event has occurred under this Agreement entitling the party delivering such notice to the Deposit, whereupon the Escrow Agent shall deliver written notice (the "Default Notice") thereof to the other party and, unless such other party shall have delivered a written notice of objection to the Escrow Agent within ten (10) days following receipt by such other party of the Default Notice, the Escrow Agent shall deliver the Deposit to the party initially requesting the Deposit.

      XII.4 (a) The Escrow Agent is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement, and shall not be responsible or liable in any manner whatsoever for the sufficiency, manner of execution, or validity of any written instruction, certificates or any other documents received by it, nor as to the identity, authority or rights of any persons executing the same. The Escrow Agent shall be entitled to rely at all times on instructions given by the Seller and/or the Purchaser, as the case may be and as required hereunder, without any necessity of verifying the authority therefor. Notices given by Alan E. Linder, Esq. of Bachner, Tally, Polevoy & Misher LLP, as counsel to and on behalf of the Purchaser, shall be deemed given by the Purchaser.

            (b) It is further understood by the Seller and the Purchaser that if, as a result of any disagreement between them or adverse demands and claims being made by any of them upon the Escrow Agent, or if the Escrow Agent otherwise shall become involved in litigation with respect to this Agreement, the Escrow Agent may deposit the Deposit with a court of competent jurisdiction and/or in accordance with the order of a court of competent jurisdiction and in any such event, the Seller and the Purchaser agree that they, jointly and severally, are and shall be liable to the Escrow Agent and shall reimburse the Escrow Agent on demand for all costs, expenses and reasonable counsel fees it shall incur or be compelled to pay by reason of any such litigation. The Seller and the Purchaser agree between themselves that each shall be responsible to advance one-half of all amounts due the Escrow Agent hereunder, provided that any such advance by the Seller or the Purchaser as a result of any dispute or litigation between them shall be without prejudice to their right to recover such amount as damages from the breaching party.

            (c) In taking or omitting to take any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper, or other document believed by it to be genuine, or upon evidence deemed by it to be sufficient any act performed or omitted to be performed by thereunder in the absence of negligence or bad faith. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith and without negligence in accordance with the advice of such counsel. The Escrow Agent shall not at any time be held liable for actions taken or omitted to be taken in good faith and without negligence. The Seller and the Purchaser agree to save and hold the Escrow Agent harmless and indemnify the Escrow Agent from any loss and from any claims or demands arising out of its actions hereunder other than any claims or demands arising from the Escrow Agent's negligence.

      XII.5 Upon the satisfaction of the mutual obligations of the parties hereunder, the Escrow Agent shall record all appropriate instruments delivered to it at the Closing.

      XII.6 The Escrow Agent hereby agrees to serve as the "real estate reporting person" (as such term is defined in Section 6045(e) of the Code). This Agreement shall constitute a designation agreement, the name and address of the transferor and transferee of the transaction contemplated hereby as well as the name and address of the Escrow Agent appear in Section 10.9 hereof, and the Seller, the Purchaser and the Escrow Agent agree to retain a copy of this Agreement for a period of four (4) years following the end of the calendar year in which the Closing occurs. The provisions of this Section shall survive the Closing.

      XII.7 The Escrow Agent shall not charge any title search fees or escrow fees in connection with its duties as escrow agent in connection with this transaction.

      IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                              SELLER:

                              CAMELOT ASSOCIATES, an Ohio limited partnership

                              By: PaineWebber Income Properties Three Limited Partnership, a Delaware limited partnership, its general partner

                                    By:  Third Income Properties, Inc., a
                                         Delaware corporation,
                                         its managing general partner

                                          By: /s/ Richard S. Coomber
                                          Name: Richard S. Coomber
                                          Title: Vice President


                            By: Chelsea Moore Corporation, an Ohio corporation,
                                its general partner

                                   By:    /s/ Alfred A. Moore
                                   Name:  Alfred A. Moore
                                   Title: Chairman of the Board


                              PURCHASER:

                              TGM REALTY CORP. #5, a Delaware corporation

                                  By:    /s/ Thomas Gochberg
                                  Name:  Thomas Gochberg
                                  Title: President




Consented and Agreed to:

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY


By: /s/ Asher Fried

                                  SCHEDULE 1


      "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect),
(e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (x) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (y) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or of all or any substantial part of its assets, or (z) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and (1) such proceeding or case shall continue undismissed, or (2) an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in either case for a period of 60 consecutive days.

            "Bill of Sale and Assignment" shall mean that certain bill of sale and assignment conveying title to the Tangible Personal Property, including but not limited to the Tangible Personal Property listed on Exhibit E annexed hereto, from the Seller to the Purchaser and assigning to the Purchaser all of the Seller's right, title and interest in and to the Intangible Personal Property in the form of Exhibit G annexed hereto.

            "Broker" shall mean Corson & Associates, Inc.

            "Closing" shall mean the closing of the purchase and sale of the Property, which shall occur as specified in Section 6.1.

            "Closing Date" shall mean the date upon which the Closing shall occur.

            "Deed" shall mean that certain limited warranty deed conveying title to the Real Property in the form of Exhibit F annexed hereto, subject only to Permitted Title Exceptions. In the event the legal description of the Land contained in Exhibit A hereto differs from the legal description shown on the Survey, the "Deed" shall mean, collectively, at Purchaser's election (i) the aforesaid limited warranty deed conveying title to the Real Property in the form of Exhibit F annexed hereto, subject only to Permitted Title Exceptions, and,
(ii) a quitclaim deed to be delivered by Seller containing the legal description as set forth in the Survey.

            "Deposit" shall mean collectively (i) the Earnest Money, and (ii) all interest earned on the Earnest Money. The Earnest Money shall be invested by the Escrow Agent in an interest bearing account with Citibank, N.A. and shall be held and disbursed in strict accordance with the terms and provisions of this Agreement.

            "Earnest Money" shall mean $250,000.00.

            "Escrow Agent" shall mean the Title Company.

            "FIRPTA  Certificate"  shall mean the  affidavit of the Seller under
Section 1445 of the Internal Revenue Code certifying that the Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations in the form of Exhibit K annexed hereto.

            "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            "Ground Lease" means the ground lease dated April 20, 1978, between Irvin F. Westheimer, Charles I. Westheimer and Robert I. Westheimer, Trustees, and the Seller, as amended by Assumption of Ground Lease, dated as of June 29, 1981, and as further amended to the date hereof, relating to a portion of the Land.

            "Improvements" shall mean all buildings, improvements, fixtures and other items of real estate located on the Land.

            "Intangible Personal Property" shall mean all the right, title and interest of the Seller, if any (and only to the extent transferable by the Seller without consent or the payment of any sum), in, to and under the right to use the trade name "Camelot East Apartments" and all variations thereof, all of the Leases, all Operating Agreements, and all of the Seller's warranties, licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Real Property.

            "Land" shall mean those certain parcels of real estate lying and being in the City of Fairfield, Butler County, Ohio, as more particularly described on Exhibit A attached hereto, together with all easements, rights, and privileges appurtenant thereto.

            "Leases" shall mean all of the leases, licenses and other occupancy agreements covering space at the Real Property other than the Ground Lease (which shall be terminated prior to or at the Closing), now or hereafter in effect.


            "Operating Agreements" shall mean all maintenance agreements, service contracts and other agreements to which the Seller is or may hereafter be a party, if any, in effect with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property.

            "Owner's Title Policy" shall mean an ALTA owner's policy of title insurance (form dated 10/17/92) issued to the Purchaser by the Title Company, pursuant to which the Title Company insures the Purchaser's ownership of fee simple title to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions, with extended coverage, provided that the exclusion from coverage for Seller's bankruptcy, insolvency and similar creditors' rights laws shall be omitted from such policy, which policy shall (i) be effective as of the time of the Seller's unconditional delivery of the Deed to the Purchaser at the Closing, and (ii) insure the Purchaser in the full amount of the Purchase Price.

            "Permitted Title Exceptions" shall have the meaning set forth in
Section 2.3.

            "Property" shall mean collectively the Real Property, the Tangible Personal Property and the Intangible Personal Property.

            "Property Information" shall mean that certain information in Seller's possession relative to the Property and listed on Exhibit C.

            "Purchase Price" shall mean $15,150,000.00, payable in the manner described in Section 2.2.

            "Real Property" shall mean the Land and the Improvements.

            "Rent Roll" shall mean that certain rent roll, dated (Report Date) April 24, 1996, attached as Exhibit D.

            "Seller's Knowledge" shall mean the actual knowledge, without inquiry, of Thomas Jochum, Director of Residential Property Management for the Property.

            "Study Period" shall mean the period commencing with the date hereof and expiring on May 24, 1996 at 5:00 p.m. EDT.

            "Tangible Personal Property" shall mean all personal property owned by Seller and placed or installed on or about the Real Property now or prior to the Closing as set forth on Exhibit E. The Tangible Personal Property shall not include laundry equipment and other equipment or other personal property leased pursuant to the Operating Agreements.

            "Title Company" shall mean Chicago Title Insurance Company.

                                   Exhibit A


                               Land Description

                            Camelot East Apartments

PARCEL A

Situated in the County of Butler, State of Ohio and described as follows:

Entire Lots Four Thousand Seven Hundred Sixty (4,760), Four Thousand Seven Hundred Sixty-one (4,761), Four Thousand Seven Hundred Sixty-two (4,762), Four Thousand Seven Hundred Sixty-three (4,763), Four Thousand Seven Hundred Sixty-four (4,764), Four Thousand Seven Hundred Sixty-five (4,765), as said lots are known and designated on the List of Lots in the City of Fairfield, Butler County, Ohio, saving and excepting therefrom that part of Lot Number Four Thousand Seven Hundred Sixty-four (4,764); beginning in the southeasterly line of Camelot Drive, a distance of 233.31 feet northeastwardly as measured along the southeasterly line of Camelot Drive from its intersection with the south line of said Section 28; thence South 45B-36'-58" East a distance of 31.58 feet to the easterly line of said Lot #4764; thence North 36B-28'-43" East, along said east line of distance of 244.15 feet to the easterly line of Camelot Drive; thence southwestwardly, along the southeasterly line of Camelot Drive on a curve deflecting to the west with a radius of 935 feet, a distance of 242.51 feet (chord of said curve bears South 43B-54'-33" West a distance of 241.83 feet) to the place of beginning.

(Containing 2,551 square feet in the parcel so excepted)

PARCEL B

Situated in the County of Butler, State of Ohio and described as follows:

Entire Lot Number Eight Thousand Five Hundred Forty-three (8,543), as the same is known and designated on the List of Lots of the City of Fairfield, Butler Count, Ohio, said lot 8,543 being a consolidation of part lot number Three Hundred Eighty-one (381) and entire Lot Number Four Thousand Seven Hundred Sixty-six (4,766), in the City of Fairfield, Butler County, Ohio.

                                   Exhibit B

                             Operating Agreements

      Contractor              Date of Contract                    Service

Community Green Lawn                9/14/95                 Lawn Services
Services Inc.

Cincinnati Coin                     5/5/95                  Laundry
Laundry Company (two
separate contracts)

Cincinnati Bell                                             Telephone Phone
                                                            Directory

Color Options, inc.                 12/7/95                 Advertising

UniFirst                            5/19/95                 Garment Rental

The Firestone                       9/15/78                 Sign Agreement
Tire & Rubber Company

                                   Exhibit C

                             Property Information

            1. Rent rolls of the Property dated April 1, 1996 and March 25, 1996 and copies of original counterparts of all Leases.


            2. Copies of all Operating Agreements, and insurance policies applicable to the Property.

            3. Information concerning maintenance costs of the Property for the past three (3) years, or such lesser period as the Property may have been owned by Seller.

            4. A copy of tax bills and a break-down of utility costs for the current year and preceding two (2) years.

            5. If available, a report of a licensed pest control contractor reporting as to evidence of the presence of wood destroying insects or other infestation at the Property.

            6. Copy of a December 7, 1990 ATEC environmental site assessment.

            7. A salary history for the past three (3) years, or such lesser period as the Property may have been owned by Seller, of all of Seller's or Seller's managing agent's employees employed at the Property.

            8. The most recent survey of the Land and Improvements in Seller's possession.

            9. Seller's leasehold mortgagee's and fee mortgagee's title insurance policy, each relating to different portions of the Land.

                                   Exhibit D

                                   Rent Roll

                          [to be supplied by Seller]

                                   Exhibit E

                          Tangible Personal Property

CAMELOT EAST YARD EQUIPMENT INVENTORY:  1996

3 50 ft. Hoses 2 Nozzles 1 5 Gallon Gas Can 1 Picnic Table 4 Snow Shovels 2 Leaf Rakes 2 Push Brooms 3 Shovels 1 Pitch Fork 2 Steele Rakes 2 Hedge Trimmers 2 Pruners 2 Posthole Diggers 1 Tree Saw 1 Sledge Hammer 2 Volleyball Nets 4 Tennis Nets 2 Grills
3 Swing Sets With Slides
1 Billygoat Vacuum

CAMELOT EAST POOL EQUIPMENT INVENTORY:

Pool # 1:

4 Garbage Cans
1 Chlorine Pump
3 50 Gallon  Chlorine  Containers 1 Hayward Pool  Filtration  Pump 1 Pool Filter
System 1 Pool Rope 3 Pool Ladders 4 Metal Pool Tables 24 Wrought Iron Pool Chairs 18 Pool Chairs 10 Pool Lounge Chairs 2 Umbrellas 1 Pool Skimmer With Pole 1 Volleyball Net 1 Shepards Hook 1 Doughnut 2 Volleyballs 1 Vacuum Head With Pole 150 ft. Hose 6 Sand Ashtrays 6 Regular Ashtrays

POOL #2:

4 Garbage Cans
1 Chlorine Pump
1 160 Gallon Chlorine Container 1 50 Gallon Chlorine Container 1 Vacuum Pump 1 Hayward Pump 1 Sump Pump 1 Pool Rope 3 Pool Tables 13 Pool Chairs 16 Lounge Chairs 3 Pool Ladders 1 Skimmer With Pole 1 Shephards Hook 1 Doughnut 3 Umbrellas 4 Ashtrays

CAMELOT EAST CLUBHOUSE INVENTORY LOG:  1996

FITNESS CENTER:

1 Spa With Pump And Filter 1 Lifecycle Bicycle Machine 1 Ski Machine 1 Incline Bench 1 Curl Stand 1 Universal Machine 1 Trotter Treadmill 1 Free Standing Leg Extension Life

CLUBHOUSE:

6 3 x 3 White Tables 24 Maroon Chairs 1 Big Screen TV 2 Round Wood Tables 13 Bar Stools 3 Ceiling Fans 1 Hotpoint Range 1 Hotpoint Refrigerator 1 Hotpoint Dishwasher

LEASING OFFICE:

2 White Desks 12 Maroon Chairs 2 White Round Tables 1 Wood Credenza 1 TRW Credit Machine 1 File Cabinet 1 Answering Machine 2 Telephones 1 Long White Table 1 Plant Arrangement

CAMELOT EAST MAINTENANCE INVENTORY LOG:  1996

2 Motorola Walkie Talkie Radios
1 A/C Gauge
1 Vacuum Pump (a/c)
1 Bench Vice
1 Arc Welder
2 50 ft. Extension Cords
1 Keycutting Machine
1 Bench Grinder
1 Window Fan
2 Saw Horses
1 Table Saw
1 B-Tank Torch
1 Bosch Hammer Drill
1 Western Plow And Assembly 1 24 ft. Extension Ladder 2 12 ft. Ladders 1 Toilet Auger 1 T Shut Off Handle For Mains 1 Sump Pump 2 6 ft. Step Ladders 1 Weather Radio 2 Toro Snowblowers 1 3 1/2 hp Snowblower 1 Ford F250 1991 Pick Up Truck 1 Pin Box For Rekeying Keys 1 Phone 1 Desk 1 Chair 1 File Cabinet 1 Meyer Salt Spreader For Truck 1 Carpet Kicker 1 Hand Snake 1 Heat Gun 1 Drill 1 Electric Tester 2 Grills 1 Dry Wall Fan & Knife 2 2" Step Stools 1 Gas Can 1 Carpet Fan
1 CFC Recovery Freon D3000 Recovery Unit
3 Compressed Air Sprayers
1 Lynn Carbon Monoxide Analyzer
3 Freon Recovery Tanks.  2 For R22; 1 For R12
2 Space Heaters
1 Hotpoint Refrigerator
1 Hotpoint Stove

CAMELOT EAST MANAGEMENT OFFICE INVENTORY LOG:  1996

3 Wood Base Desks
3 Grey High Back Chairs
3 Calculators
3 Typewriters
1 Fax Machine
1 Computer
1 Printer
5 Metal File Cabinets
2 Wood Base Credenza File Cabinets
2 White Tables
5 Maroon Chairs
1 TV
1 VCR
4 White Conference Tables 6 Maroon Chairs 1 Copy Machine And Stand 1 Wood Base Bookshelf 1 Cream Leather Couch 1 Cream Leather Love Seat 1 Cream Leather Chair 1 Cream End Table 2 Lamps 1 Ceiling Fan 2 Space Heaters 1 Refrigerator 2 Framed Fish Pictures

                                   Exhibit F

                             Limited Warranty Deed

      CAMELOT ASSOCIATES, an Ohio limited partnership, for valuable consideration paid, grants with limited warranty covenants to TGM CAMELOT INC., a Delaware corporation whose tax-mailing address is c/o TGM Associates L.P., 650 Fifth Avenue, New York, New York 10019, the real property described on Schedule A hereto.

Parcel No. _____________________

      Subject only to taxes and assessments which are now or may hereafter become liens on said premises and those conditions and restrictions and easements set forth on Schedule B hereto.

Prior Instrument Reference: ____________________ of the Deed Records of _________________ County, Ohio.

WITNESS its hand and corporate seal, effective as of this _____ day of ___________, 1996.

Signed and acknowledged                  CAMELOT ASSOCIATES,
in the presence of:                      an Ohio limited partnership

                                         By:  PaineWebber Income Properties
Print Name:                                   Three Limited Partnership, a
                                              Delaware limited partnership, its
Signed and acknowledged                       general partner
in the presence of:
                                              By: Third Income Properties,
                                                  Inc., a Delaware corporation,
                                                  its managing general partner
Print Name:
                                                  By:
Signed and acknowledged
in the presence of:
                                              By: Chelsea Moore Corporation, an
                                                  Ohio corporation, its general
Print Name:                                       partner

Signed and acknowledged
in the presence of:                               By:


Print Name:



                        [Add Grantor's Acknowledgment]

This instrument was prepared by Hunton & Williams

                                  SCHEDULE A

                               LEGAL DESCRIPTION

                            Camelot East Apartments

PARCEL A

Situated in the County of Butler, State of Ohio and described as follows:

Entire Lots Four Thousand Seven Hundred Sixty (4,760), Four Thousand Seven Hundred Sixty-one (4,761), Four Thousand Seven Hundred Sixty-two (4,762), Four Thousand Seven Hundred Sixty-three (4,763), Four Thousand Seven Hundred Sixty-four (4,764), Four Thousand Seven Hundred Sixty-five (4,765), as said lots are known and designated on the List of Lots in the City of Fairfield, Butler County, Ohio, saving and excepting therefrom that part of Lot Number Four Thousand Seven Hundred Sixty-four (4,764); beginning in the southeasterly line of Camelot Drive, a distance of 233.31 feet northeastwardly as measured along the southeasterly line of Camelot Drive from its intersection with the south line of said Section 28; thence South 45B-36'-58" East a distance of 31.58 feet to the easterly line of said Lot #4764; thence North 36B-28'-43" East, along said east line of distance of 244.15 feet to the easterly line of Camelot Drive; thence southwestwardly, along the southeasterly line of Camelot Drive on a curve deflecting to the west with a radius of 935 feet, a distance of 242.51 feet (chord of said curve bears South 43B-54'-33" West a distance of 241.83 feet) to the place of beginning.

(Containing 2,551 square feet in the parcel so excepted)

PARCEL B

Situated in the County of Butler, State of Ohio and described as follows:

Entire Lot Number Eight Thousand Five Hundred Forty-three (8,543), as the same is known and designated on the List of Lots of the City of Fairfield, Butler Count, Ohio, said lot 8,543 being a consolidation of part lot number Three Hundred Eighty-one (381) and entire Lot Number Four Thousand Seven Hundred Sixty-six (4,766), in the City of Fairfield, Butler County, Ohio.

                                  SCHEDULE B

                         [Permitted Title Exceptions]

                                   Exhibit G

                          Bill of Sale and Assignment

      KNOW ALL MEN BY THESE PRESENTS that CAMELOT ASSOCIATES, having an office at c/o PaineWebber Properties, 265 Franklin Street, 16th Floor, Boston, Massachusetts 02110 ("Assignor"), in consideration of Ten ($10.00) Dollars and other good and valuable consideration in hand paid by TGM CAMELOT INC., having an office at c/o TGM Associates L.P., 650 Fifth Avenue, New York, N.Y. 10019 ("Assignee"), the receipt and sufficiency whereof are hereby acknowledged, hereby:

      A. Assigns unto Assignee all of Assignor's right, title and interest in and to the following:

            (i) All leases and rental agreements (the "Leases") made and entered into by any and all tenants with respect to those certain premises known as Camelot East Apartments, Fairfield, Ohio (the "Premises"), including but not limited to the Leases described on Schedule A annexed hereto;

            (ii) All security deposits, paid or deposited by tenants in respect of the Leases; and

            (iii) That certain Sign Agreement between The Firestone Tire & Rubber Company and Chelsea Moore Company dated September 15, 1978 (the "Sign Lease").

      TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Leases and the Sign Lease.

      Assignee hereby assumes, and hereby agrees to indemnify and hold Assignor harmless from and against any and all loss, cost, expense (including reasonable attorneys' fees), damage and liability incurred by Assignor as a result of claims brought against Assignor with respect to, the performance of all of the terms, covenants and conditions of the Sign Lease and the Leases set forth on Schedule A annexed hereto on Assignor's part to be performed thereunder from and after the date hereof, but Assignee shall have no obligation to assume, or indemnify Assignor with respect to, the performance of (i) any Lease not set forth on Schedule A herein assigned by Assignor to Assignee from and after the date hereof, or (ii) any obligation of Assignor to pay for tenant improvement work, cash work allowances, or leasing commissions pursuant to any Lease at the Premises (and/or any extensions, modifications, renewals, or additions thereto, or options exercised thereunder).

      Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all loss, cost, expense (including reasonable attorneys' fees), damage and liability incurred by Assignee as a result of claims brought against Assignee (i) with respect to leasing commissions pursuant to all Leases at the Premises (and/or any extensions, modifications, renewals or additions thereto, or options exercised thereunder), (ii) as Assignor's successor in interest to the Leases set forth on Schedule A annexed hereto relating to causes of action accruing prior to the date hereof arising from a breach of the Leases and the obligations of the lessor thereunder (including but not limited to the obligation to pay for tenant improvement work and cash work allowances), (iii) as Assignor's successor in interest to all Leases not set forth on Schedule A annexed hereto, including, without limiting the generality of the foregoing clauses (ii) and (iii), the obligation of Assignor to pay all security deposits to lessees under the Leases which are due and owing, except those as to which Assignee has received cash, including cash given by way of a credit against Assignee's purchase price for the Premises (but only to the extent of such cash received), and (iv) as Assignor's successor interest to the Sign Lease relating to causes of action accruing prior to the date hereof arising from a breach of the Sign Lease and the obligations of the lessee thereunder.

      B. Assigns unto Assignee, all of Assignor's right, title and interest in and to any service, maintenance and concessionaire agreements (collectively, the "Agreements"), including, but not limited to, those set forth on Schedule B annexed hereto, affecting the Premises in effect on the date hereof.

      TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Agreements.

      Assignee hereby assumes, and hereby agrees to indemnify and hold Assignor harmless from and against any and all loss, cost, expense (including reasonable attorneys' fees), damage and liability incurred by Assignor as a result of claims brought against Assignor with respect to, the performance of all of the terms, covenants and conditions of the Agreements set forth on Schedule B annexed hereto on Assignor's part to be performed thereunder from and after the date hereof, but Assignee shall have no obligation to assume, or indemnify Assignor with respect to, the performance of any Agreement not set forth on Schedule B.

      Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all loss, cost, expense (including reasonable attorneys' fees), damage and liability incurred by Assignee as a result of claims brought against Assignee (i) as Assignor's successor in interest to the Agreements set forth on Schedule B annexed hereto relating to causes of action accruing prior to the date hereof, and (ii) as Assignor's successor in interest to all Agreements not set forth on Schedule B annexed hereto.

      C. Assigns unto Assignee, all of Assignor's right, title and interest in and to all goodwill, trade names, including the trade name "Camelot East Apartments", and/or logo-types, trademarks or other symbols, if any, held in respect of the Premises.

      TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof.

      D. Assigns unto Assignee all of Assignor's right, title and interest, if any, in and to all (i) assignable licenses and/or permits (collectively, the "Licenses"), if any, relating to and affecting the Premises, and (ii) pending applications for Licenses relating to the Premises.

      TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Licenses.

      E. Assigns unto Assignee, all of Assignor's right, title and interest, if any, in and to all assignable warranties and guarantees of contractors, manufacturers, suppliers and/or installers, if any, relating to the Premises, including all assignable warranties and guarantees covering the materials, goods and equipment installed in or upon the Premises.

      TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained.

      F. Transfers, conveys, assigns, and sets over and by these presents does release, transfer, convey, assign, and set over unto Assignee, its successors and assigns, all of Seller's right, title, and interest in and to:

            (i) all fixtures, machinery and equipment to the extent same constitute personal property, all raw materials, work and materials in process, stock in trade, inventory and other equipment and all other tangible personal property owned by Assignor, attached or appurtenant to, or used in connection with the occupancy and operation of the Premises;

            (ii) copies of all of the current business records of Assignor, including all computer equipment and related software and rights to the utilization thereof, relating to the Premises;

            (iii) copies of all books and records relating to the Premises;
      and

            (iv) all architectural plans, drawings, land plans, master plans and surveys relating to the Premises, if any.

      All of the foregoing is herein collectively called the "Personal
Property."

      TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, forever, Assignor does hereby bind itself and its successors to forever warrant and defend the title to the Personal Property unto Assignee, its successors and assigns, against the lawful claims of all persons claiming by, through or under Assignor.

      The assignments and transfers described in paragraphs A-F above are made as part of the transfer of the Premises to Assignee as of the date hereof, and both parties agree and acknowledge that no part of the consideration is allocated to the Personal Property.

      IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the _____ day of _______________, 1996.

                               CAMELOT ASSOCIATES,
                                    an Ohio limited partnership, Assignor


                                          By:   PaineWebber Income Properties
                                                Three Limited Partnership, a
                                                Delaware limited partnership,
                                                its general partner

                                          By:   Third Income Properties,
                                                Inc., a Delaware corporation,
                                                its managing general partner




                                       By:


                                          By:   Chelsea Moore Corporation, an
                                                Ohio corporation, its general
                                                partner



                                       By:

                                               TGM CAMELOT INC.,  Assignee



                                                     By:

                                  SCHEDULE A

                             [Schedule of Leases]

                                  SCHEDULE B

                           [Schedule of Agreements]

                                   Exhibit H

                                                                          [Date]


TGM Camelot Inc.
c/o TGM Associates L.P.
650 Fifth Avenue
New York, NY  10019

                                          Re:   Camelot East Apartments
                                                Fairfield, Ohio (the "Premises")

Gentlemen:

     In connection with the closing adjustments made pursuant to the transfer of title of the Premises by the undersigned to you, a copy of which closing adjustments is annexed hereto, it is hereby agreed that if any arithmetic calculations shall prove to be erroneous, or any adjustment shall be inadvertently omitted, or be otherwise subject to post-closing adjustment pursuant to the provisions of that certain Agreement of Purchase and Sale dated April ___, 1996 by and between Camelot Associates, as seller, and TGM Realty Corp. #5, as purchaser, with respect to the Premises, then same shall be adjusted between you and the undersigned after the closing. Any such adjustment shall be paid promptly after same is ascertained (and the amount is mutually agreed to by Purchaser and Seller). The obligation to correct any erroneous adjustment or to make any additional adjustment in accordance with the above shall survive the closing for a period of three (3) months.

                                    Very truly yours,

                               CAMELOT ASSOCIATES,
                           an Ohio limited partnership

                                          By:   PaineWebber Income Properties
                                                Three Limited Partnership, a
                                                Delaware limited partnership,
                                                its general partner

                                          By:   Third Income Properties,
                                                Inc., a Delaware corporation,
                                                its managing general partner



                                                By:___________________________


                                          By:   Chelsea Moore Corporation, an
                                                Ohio corporation, its general
                                                partner



                                                By:___________________________


AGREED TO:

TGM CAMELOT INC.


By:___________________________

                                   Exhibit I




                            [Letterhead of Seller]


CERTIFIED MAIL
RETURN RECEIPT REQUESTED
AND BY HAND



                                                                          [Date]


Tenants at Camelot East Apartments

      Re:   Acquisition of Camelot East Apartments
            Fairfield, Ohio (the "Property")

Dear Tenant:

      We are pleased to announce that TGM Camelot Inc. ("TGM") has today acquired the Property from Camelot Associates. TGM's address is: c/o TGM Associates L.P., 650 Fifth Avenue, New York, New York 10019.

      Your security deposit (including any pet deposit) paid in accordance with your lease at the Property ("Lease") has been transferred to TGM.

      From this day forward, all checks payable to the landlord under your Lease should be made payable to "Camelot East Apartments" at the on-site manager's office.

      Should you have any questions concerning the acquisition of the Property by TGM, please call Steven Macy at (212) 830-9300.

                                    Very truly yours,


                               CAMELOT ASSOCIATES,
                           an Ohio limited partnership

                                          By:   PaineWebber Income Properties
                                                Three Limited Partnership, a
                                                Delaware limited partnership,
                                                its general partner

                                          By:   Third Income Properties,
                                                Inc., a Delaware corporation,
                                                its managing general partner



                                                By:___________________________


                                          By:   Chelsea Moore Corporation, an
                                                Ohio corporation, its general
                                                partner


                                                By:___________________________


Consented to:

TGM CAMELOT INC.

By:___________________________

                                   Exhibit J


      The undersigned hereby certifies to TGM Camelot Inc.that each of the representations made by the undersigned to TGM Realty Corp. #5 in that certain Agreement of Purchase and Sale between the undersigned and TGM Realty Corp. #5 dated as of April __, 1996 are true and correct in all material respects as of the date hereof and that each of said representations shall inure to the benefit of TGM Camelot Inc.



Dated as of _______________               CAMELOT ASSOCIATES,
                                          an Ohio limited partnership

                                          By:   PaineWebber Income Properties
                                                Three Limited Partnership, a
                                                Delaware limited partnership,
                                                its general partner

                                          By:   Third Income Properties,
                                                Inc., a Delaware corporation,
                                                its managing general partner



                                                By:___________________________


                                          By:   Chelsea Moore Corporation, an
                                                Ohio corporation, its general
                                                partner


                                                By:___________________________

                                   Exhibit K

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Camelot Associates, the undersigned hereby certifies the following on behalf of Camelot Associates:

1. Camelot Associates is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.                                        Camelot Associates' U.S. employer
                                          identification number is
                                          31-6153180; and

3. Camelot Associates' office address c/o PaineWebber Properties, 265 Franklin Street, 16th Floor,
                                          Boston, Massachusetts 02110.

Camelot Associates understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Camelot Associates.


Dated:

[Name and Title]

       AMENDMENT TO AGREEMENT OF PURCHASE AND SALE THIS AMENDMENT is made as of this 24th day of May, 1996, between
CAMELOT ASSOCIATES, an Ohio limited partnership ("Seller"), and TGM REALTY CORP. #5, a Delaware corporation (the "Purchaser").
                                  BACKGROUND
      A. Seller and Purchaser entered into an Agreement of Purchase and Sale dated as of April 24, 1996 (the "Agreement"), with respect to the property known as Camelot East Apartments, located in Fairfield, Ohio (the "Property").
      B. Seller and Purchaser now wish to further amend the Agreement as set forth in this Amendment.
            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser and Seller agree as follows:
      1. The definition of "Study Period" on Schedule 1 of the Agreement shall be amended to read:
            "Study Period" shall mean the period commencing with the date hereof and expiring on May 31, 1996 at 5:00 p.m. EDT.

      2. Purchaser agrees that Purchaser will not contact further the City of Fairfield zoning authorities, without the prior written consent of the Seller, which consent shall be given or withheld at Seller's sole discretion.
      3.    Counterparts.     To facilitate execution, this Amendment may be
executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. Signatures sent to the other parties by facsimile shall be valid to bind the party so signing. All counterparts hereof shall collectively constitute a single agreement.
            Except as set forth herein, the terms of the Agreement remain unmodified and in full force and effect. If any of the terms of this Amendment are in conflict with the terms of the Agreement, the terms of this Amendment supersede and govern the rights of the parties.


                           [SIGNATURE PAGES FOLLOW.]

            IN  WITNESS  WHEREOF,   Purchaser  and  Seller  have  executed  this
Amendment as of the date and year first written above.

                              SELLER:

                              CAMELOT ASSOCIATES, an Ohio limited partnership

                              By:   PaineWebber Income Properties Three
                                    Limited Partnership, a Delaware limited
                                    partnership, its general partner

                                    By:  Third Income Properties, Inc., a
                                          Delaware corporation, its managing
                                          general partner

                                          By:   /s/ Richard S. Coomber
                                          Name: Richard S. Coomber
                                          Title: Vice President


                              By: Chelsea Moore Corporation, an Ohio
                                  corporation, its general partner

                                    By:    /s/ Alfred A. Moore
                                    Name:  Alfred A. Moore
                                    Title: Chairman of the Board


                              PURCHASER:

                              TGM REALTY CORP. #5, a Delaware corporation

                                    By:    /s/ Thomas Gochberg
                                    Name:  Thomas Gochberg
                                    Title: President

              SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE THIS SECOND AMENDMENT is made as of this 31st day of May, 1996, between
CAMELOT ASSOCIATES, an Ohio limited partnership ("Seller"), and TGM REALTY CORP. #5, a Delaware corporation (the "Purchaser").
                                  BACKGROUND
      A. Seller and Purchaser entered into an Agreement of Purchase and Sale dated as of April 24, 1996, as amended by Amendment dated May 24, 1996 (as amended, the "Agreement"), with respect to the property known as Camelot East Apartments, located in Fairfield, Ohio (the "Property").
      B.    Seller and Purchaser now wish to further amend the Agreement as set forth in this Second Amendment.
      C. The defined terms used in this Second Amendment shall have the meaning assigned to them in the Agreement.
            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser and Seller agree as follows:
            1.    Modification.  The Agreement is modified as follows:
                  (a)   The Study Period has expired for all due diligence
matters other than zoning and related matters relative to the Property (the "Zoning Matters"), provided, however, that the expiration of the Study Period shall be extended to June 11, 1996 at 5:00 p.m. EDT with respect to any changes after the date hereof ("Changes") to the physical or economic condition of the Property or the matters heretofore covered or disclosed by any of the Tests or Property Information.
                  (b) The  expiration  of the  Study  Period  set  forth  in the
Agreement shall be extended solely for the purpose of the Purchaser satisfying itself as to the Zoning Matters, to June 11, 1996 at 5:00 p.m.
EDT.
                  (c) If the Purchaser, in the Purchaser's sole judgment,  shall find the Zoning Matters or any Changes to be unsatisfactory for any reason whatsoever or for no reason, the Purchaser shall have the right, at its option, to be exercised not later than the expiration of the Study Period as set forth in subsections 1(a) and 1(b) of this Second Amendment, to elect to terminate the Agreement, and, upon such election, the Deposit shall be immediately refunded to the Purchaser, and thereupon the parties hereto shall have no further liabilities one to the other except as set forth in Section 2.3(c) of the Agreement.
                  (d) Closing shall occur on June 18, 1996, or such earlier date that is mutually satisfactory to the Seller and the Purchaser.
            2.    Counterparts.     To facilitate execution, this Amendment
may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. Signatures sent to the other parties by facsimile shall be valid to bind the party so signing. All counterparts hereof shall collectively constitute a single agreement.
            Except as set forth herein, the terms of the Agreement remain unmodified and in full force and effect. If any of the terms of this Amendment are in conflict with the terms of the Agreement, the terms of this Amendment supersede and govern the rights of the parties.
                           [SIGNATURE PAGES FOLLOW.]

            IN  WITNESS  WHEREOF,   Purchaser  and  Seller  have  executed  this
Amendment as of the date and year first written above.

                              SELLER:

                              CAMELOT ASSOCIATES, an Ohio limited partnership

                              By:   PaineWebber Income Properties Three
                                    Limited Partnership, a Delaware limited
                                    partnership, its general partner

                                    By:  Third Income Properties, Inc., a
                                          Delaware corporation, its managing
                                          general partner

                                          By:   /s/ Richard S. Coomber
                                          Name: Richard S. Coomber
                                          Title: Vice President


                              By:  Chelsea Moore Corporation, an Ohio
                                   corporation, its general partner

                                    By:    /s/ Alfred A. Moore
                                    Name:  Alfred A. Moore
                                    Title: Chairman of the Board


                              PURCHASER:

                              TGM REALTY CORP. #5, a Delaware corporation

                                    By:    /s/ Thomas Gochberg
                                    Name:  Thomas Gochberg
                                    Title: President

                SETTLEMENT STATEMENT AND DISBURSEMENT SCHEDULE

PURCHASER:        TGM CAMELOT INC., a Delaware corporation
SELLER:           CAMELOT ASSOCIATES, an Ohio limited partnership (Louis C.
                  Buschle, Assignee, Qualified Intermediary)
DATE:             June 19, 1996
PROPERTY:         CAMELOT DR., FAIRFIELD, OH
AGENT:            CHICAGO TITLE INSURANCE COMPANY


                             SETTLEMENT STATEMENT

                                         PURCHASER             SELLER

PURCHASE PRICE                     ($15,150,000.00)      $15,150,000.00
      Earnest Money Deposit              251,764.28
BUTLER COUNTY AUDITOR
      Conveyance Fee/Phase I                                   (573.00)
      Conveyance Fee/Phase I & II                           (30,300.00)
BUTLER COUNTY RECORDER*
      Conveyance & Release Docs
      for Phase I                                               (90.50)
      Deed for Phase II                     (18.50)
      Release Docs for Phase II                                 (70.00)
BUTLER COUNTY TREASURER
      2nd Half 1995 Taxes                                   (80,559.97)
      Proration 1-1-96 to
                  6-19-95                 75,042.16         (75,042.16)
THE TRAVELERS INSURANCE CO.
      Mortgage Payoff                                    (2,185,372.66)
      Mortgage Payoff                                    (1,974,942.18)
CORSON & ASSOCIATES
      Commission                                           (300,000.00)
CHARLES I. WESTHEIMER, TR.
& ROBERT I. WESTHEIMER, TR.
      Payoff on Ground Lease                               (286,500.00)
COHEN, TODD, KITE & STANFORD
      Legal Fees                                             (7,271.82)
KEATING, MUETHING, KLEKAMP                                   (3,998.67)
HUNTON & WILLIAMS
      Sale Transaction Legal Fees                           (26,500.00)
BAYER BECKER ENGINEERS                   (7,544.00)
CARDELLA & ASSOCIATES, INC.
      R/E Consultant Fee                                    (25,000.00)
PRORATION ON INCOME & EXPENSE
      Rent                                86,454.16         (86,454.16)
      Operating Agreement
            Phone Svc.                       116.00            (116.00)
            Yellow Page Adv.                (32.00)               32.00
            Pager Svc.                      (17.60)               17.60
            TCI Cable                       (20.42)               20.42
            Lawn Care                      1,797.48          (1,797.48)
            Pest Control                   (230.00)              230.00
            Plant Rental                    (35.03)               35.03
            Trash Removal                  1,000.00          (1,000.00)
            Rental Guide AD                (137.73)              137.73
            Rental Sign                     (75.00)               75.00
            Swimming Pool Repair           7,150.00          (7,150.00)
            Spa Filters                    2,000.00          (2,000.00)
            Apt. 3A Foundation Work        3,000.00          (3,000.00)
            "Make Ready of Vacancies"      9,000.00          (9,000.00)
CHICAGO TITLE INSURANCE CO.
      Premium                           (36,200.00)
      Closing Costs                      (1,250.00)
      Post Closing Adj. Escrow                             (100,000.00)
      Post Closing Adj. Escrow                              (20,000.00)

TOTAL DUE FROM PURCHASER           ($14,758,236.20)
TOTAL DUE TO SELLER                                       $9,923,809.18

DISBURSEMENT SCHEDULE

RECEIPTS:

WIRE ON ACCOUNT OF PURCHASER                             $15,200,000.00
EARNEST MONEY DEPOSIT                                        250,000.00
INTEREST ON FUNDS                                              1,764.28
                                                      -----------------

TOTAL                                                    $15,451,764.28

DISBURSEMENTS:

BUTLER COUNTY AUDITOR                                   $     30,873.00
BUTLER COUNTY RECORDER                                           179.00
BUTLER COUNTY TREASURER                                       80,559.97
THE TRAVELERS INSURANCE CO.                                4,160,314.84
CORSON & ASSOCIATES                                          300,000.00
CHARLES I. WESTHEIMER, TRUSTEE &
ROBERT I. WESTHEIMER, TRUSTEE                                286,500.00
COHEN, TODD, KITE & STANFORD                                   7,271.82
KEATING, MUETHING & KLEKAMP                                    3,998.67
HUNTON & WILLIAMS                                             26,500.00
BAYER BECKER ENGINEERS                                         7,544.00
CARDELLA & ASSOCIATES, INC.                                   25,000.00
CHICAGO TITLE INSURANCE CO.                                   37,450.00
CHICAGO TITLE INSURANCE CO. (ESCROW)                         120,000.00
CAMELOT ASSOCIATES, an Ohio limited prtn.                  9,923,809.18
    To be distributed as follows directly to:
    PAINEWEBBER INCOME PROPERTIES       $5,908,481.02
      THREE LIMITED PARTNERSHIP
       CHELSEA MOORE CORPORATION        $  707,391.77
       LOUIS C. BUSCHLE (for 1031 tax   $3,301,973.89
      deferred exchange)
       HUNTON & WILLIAMS                $    5,962.50
TGM CAMELOT INC. - REFUND                                    441,763.80
                                                         --------------

TOTAL DISBURSED                                          $15,451,764.28

*Recording Fees Estimated


TGM CAMELOT INC.                          CAMELOT ASSOCIATES, an
                                          Ohio limited partnership
BY: /s/ Steven C. Macy
                                          BY: PAINEWEBBER INCOME
                                              PROPERTIES THREE
                                              LIMITED PARTNERSHIP,
                                              a Delaware limited partnership,
                                              its general partner


LOUIS C. BUSCHLE,                         BY: THIRD INCOME
ASSIGNEE, QUALIFIED                           PROPERTIES, INC.
INTERMEDIARY                                  a Delaware corporation,
                                              its managing general partner
 /s/ Louis C. Buschle


                                              BY: /s/ Richard S. Coomber


CHICAGO TITLE INSURANCE CO.               BY: CHELSEA MOORE CORPORATION

                                              an Ohio corporation, its
BY: /s/ Asher Fried                           general partner


                                              BY: /s/ Alfred A. Moore